                                         SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C. 20549

                                            FORM 8-K

                                                   CURRENT REPORT

                                          Pursuant to Section 13 or 15(d)
                                       of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

                       Frontier Airlines, Inc.
       (Exact name of registrant as specified in its charter)

    Colorado                           0-24126                               84-1256945
    (State of                       (Commission                               (I.R.S.
 Incorporation)                     File Number)                              Employer
                                                                           Identification
                                                                                No.)

             7001 Tower Road, Denver, Colorado                                 80249
         (Address of principal executive offices)                               (Zip
                                                                                Code)

                                        (720) 374-4200
                                   (Registrant's telephone
                                             number)

Item 9.  Regulation FD Disclosure.

The following information is being furnished pursuant to Item 12, Results of Operations and Financial Condition.

On July 7, 2003, we issued a press release  announcing  preliminary  June 2003  traffic, and providing  preliminary guidance  regarding  results of our first fiscal  quarter 2004.
The press release is furnished  herewith as Exhibit 99.1.

The press release  includes a discussion of an estimated  range of earnings per diluted share  excluding  government aid monies and other  unusual and  non-recurring  items, which are  non-GAAP  financial  measures.  Our  management believes the  presentation of financial  information  excluding the effect of government aid monies and unusual and non-recurring  items is useful to investors because it facilitates comparison of results of  operations  between current and past periods and enables investors to better forecast future trends in our operations.  Furthermore,  in preparing  operating plans and forecasts, our management  relies,  in part, on trends in our historical  results of operations exclusive of these items.  However,  our  presentation  of non-GAAP  results  should not be viewed as a substitute for our financial results determined in accordance with GAAP. Investors should note that the estimates presented below are preliminary and subject to change.

      *Reconciliation of Estimated Per Diluted Share Results for First Fiscal Quarter 2004

      Per Share Net Income – GAAP (estimated range)                      $0.28     -    $0.33
      Appropriations Act Compensation Per Share                         ($0.31)    -   ($0.31)
      Other Unusual and Non-Recurring Items Per Share                    $0.03     -    $0.03
      Non-GAAP Net Income Per Share (excluding unusual and
      non-recurring items)                                               $0.00          $0.05
                                                                      =============  ============

Item 7.  Financial Statements and Exhibits.

99.1     Press Release dated July 7, 2003.

                                                     SIGNATURE

         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     FRONTIER AIRLINES, INC.

Date: July 18, 2003                                  By: /s/  Jeff S. Potter
                                                     Its:  President and CEO